PURCHASE AGREEMENT
              Applebee's Restaurant - Harlingen, TX

This AGREEMENT, entered into effective as of the 10th of November, 1998.

l. Parties. Seller is AEI Real Estate Fund 85-A Limited Partnership ("Seller") which owns an undivided 100.00% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property") Buyer is Renaissant Development Corporation ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, subject to all the easements, convenants, conditions, restrictions and agreements of record which are permitted exceptions in accordance with paragraph 8 hereof("Permitted Exceptions").

3. Purchase Price. The purchase price for the Property is $1,861,904 based on the following terms.

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $1,000 to Seller (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement.

     (b) Buyer will deposit the balance of the purchase price, $1,860,904 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

     (c) Seller hereby acknowledges receipt of the sum of $50.00 cash (the "Option Consideration") from Buyer, as cosideration for execution of the Agreement by Seller. If the purchase and sale of the Property is consummated pursuant to this Agreement, the Option Consideration shall be applied toward the purchase price paid by Buyer. If this Agreement is terminated pursuant to a default by Seller hereunder, the Option Consideration shall be immediately returned by Seller to Buyer. If this Agreement is terminated for any reason other than a default by Seller hereunder, Seller shall be entitled to retain the Option Consideration.

5.  Closing  Date.  Escrow shall close on or before December  31,
1998.

6. Due Diligence. Buyer will have until the expiration of the fifth business day after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property. (The "Review Period")

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) Copies of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.



Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX



     (c) Copies of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property.

     (d) Phase I Evironmental Site Assessment

      Buyer may cancel this agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review period. Such notice shall be deemed effective only upon receipt by Seller in accordance with paragraph 18(d) below. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be the title company referenced in the commitment for title insurance described in paragraph 8 hereof (the "Title Company"). A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. Title. Closing will be conditioned on the agreement of the Title Company to issue an Owner's policy of title insurance, dated  as  of  the  close of escrow, in an amount  equal  to  the purchase price, insuring that Buyer will own good and indefeasible title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; and other items of record disclosed to Buyer during the Review Period.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for good and indefeasible title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.



Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX




      Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice of satisfaction of Buyer's objections to the Buyer, the parties shall perform this Agreement according to its terms.

9.  Closing  Costs.   Seller  will pay  the  cost  of  the  title
commitment, the costs of the preparation of the appropriate warranty deed and other documents to be delivered by Seller and one-half of escrow fees, survey, and recording fees. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Buyer will pay one half of escrow fees, survey, and recording fees. Each party will pay its own attorney's fees and costs to document and close this transaction.

10. Real Estate Taxes, Special Assessments and Prorations.

     (a) Because the Property is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full.

     (b) All income and all operating expenses from the Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing.

11. Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the lease in existence between AEI Real Estate Fund 85-A Limited Partnership and Renaissant Development Corporation, dated December 21, 1995 (the "Existing Lease"), Seller is not aware of any leases of the Property. Upon Closing, the Existing Lease shall be terminated and of no further force or effect except for obligations accruing prior to Closing

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as set forth in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the closing date without Buyer's prior consent, which will not be unreasonably withheld.

     (c) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at Closing or after Closing, any and all further acts, deeds and assurances as Buyer or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.


Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX



     (d) To Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

12. Disclosures.

     (a) Seller has received no notice that there are now any material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.

     (b) Seller has received no notice that the use and operation of the Property now is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent Buyer from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.

     (d) Seller has received no notice that the Property is in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and groundwater conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's negligence or intentional misconduct in violation of applicable state or federal law or regulation.

     (e) Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     The  provisions (d) - (e) above shall survive Closing.   Any
     notice of the type described in (a), (b) or (d) above received by Seller prior to Closing shall be promptly forwarded to Buyer.

13. Closing.

     (a)   Before  the  closing date, Seller  will  deposit  into
     escrow   an   executed  general  warranty   deed   conveying
     insurable, good and indefeasible title of the Property to Buyer, subject only the Permitted Exceptions.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.



Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX



     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and as its sole remedy will be entitled to retain the First Payment as liquidated damages.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the Second Payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15. Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16. Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after the date of such damage or destruction.




Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX


     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option.

     In the event that this Agreement is not terminated as provided in Subparagraph 16a or 16b, the respective rights and objections of the parties with regard to insurance and condemnation proceeds shall be governed by the Existing
     Lease. Upon Closing and the termination of the Existing Lease, Seller shall have no further rights in any insurance or condemnation proceeds, and all such proceeds received by Seller (whether before or after Closing), shall be promptly remitted to Buyer.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17. Cancellation

     If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

18. Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b)   If  this  escrow has not closed by December  31,  1998
     through no fault of Seller, Seller may either, at its election, extend the closing date or exercise the remedy provided in paragraph 14 hereof.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given, received or served when a first class certified letter containing such notice, return receipt requested, postage prepaid is deposited in United States Mails, or if sent by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party. Copies of any such notices shall be sent on the same day as the day of mailing or delivery to the courier service, as the case may be, by facsimile to the recipient party at the telefax number set forth below.



Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX



     If to Seller:

          Attention:  Robert P. Johnson
          AEI Real Estate Fund 85-A Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101
          Telefax:  651-227-7705

     If to Buyer:

          Attention:  Anthony R. Alvarez
          Renaissant Development Corporation
          8000 IH 10 West
          Suite 1150
          San Antonio, TX  75230
          Telefax:  210-342-6900

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:    RENAISSANT DEVELOPMENT CORPORATION

          By:/s/ Anthony R Alvarez
                Anthony R. Alvarez, President/CEO

          WITNESS:

          /s/ Bob Amaro

          Bob Amaro
          (Print Name)

          WITNESS:

          /s/ Allen J Jones

          Allen J Jones
          (Print Name)



Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX


SELLER:    AEI  REAL  ESTATE  FUND  85-A  LIMITED  PARTNERSHIP  a
           Minnesota limited partnership

           By: Net  Lease Management 85-A, Inc., its  corporate
               general partner

           By:/s/ Robert P Johnson
                  Robert P. Johnson, President


          WITNESS:

          /s/ Laura M Steidl

              Laura M Steidl
              (Print Name)

          WITNESS:

          /s/ Mark C Lightner

              Mark C Lightner
              (Print Name)





Buyer Initial: /s/ ARA
Purchase Agreement for Applebee's - Harlingen, TX








                              EXHIBIT "A"

     Lot  Two  (2),  Block One (1), Applebee's No. 1 Subdivision,
     City  of Harlingen, Cameron County, Texas, according to  the
     Map  recorded  in  Cabint  1, Slot 1381-A,  Map  Records  of
     Cameron County, Texas.